UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT  PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 14, 2005

CALVIN B. TAYLOR BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland  (State of incorporation)

000-50047  (Commission file number)

52-1948274  (IRS Employer Identification No.)

24 North Main Street, Berlin, Maryland 21811
Address of principal executive offices

(410) 641-1700  (Registrant's telephone number, including area code)

N/A  (Former Name or Former Address, if Changed Since Last Report)


Section 5 -   Corporate Governance and Management

Item 5.02(b)   Departure of Director
     On December 14, 2005, the Registrant accepted the resignation of Mr. George
H. Bunting, Jr., from the position of Director of both Calvin B. Taylor Bankshares, Inc. and its wholly owned subsidiary Calvin B. Taylor Banking Company of Berlin, Maryland. Mr. Bunting's resignation was effective on January 1, 2006.
     Mr. Bunting's resignation was not caused by any circumstance described in
Item 5.02(a).



SIGNATURES

	Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Calvin B. Taylor Bankshares, Inc.

Date:  January 12, 2006                  By:/s/ Raymond M. Thompson
                                            Raymond M. Thompson,
                                            Presdient & Chief Executive Officer